Lithia & Driveway (LAD) Reports Record Third Quarter Revenue of $8.3 Billion, 13% Increase
________________________________________________

Announces Dividend of $0.50 per Share for Third Quarter

Medford, Oregon, October 25, 2023 - Lithia & Driveway (NYSE: LAD) today reported the highest third quarter revenue in company history.

Third quarter 2023 revenue increased 13% to $8.3 billion from $7.3 billion in the third quarter of 2022.

Third quarter 2023 net income attributable to LAD per diluted share was $9.46, a 21% decrease from $11.92 per diluted share reported in the third quarter of 2022. Adjusted third quarter 2023 net income attributable to LAD per diluted share was $9.25, a 17% decrease compared to $11.08 per diluted share in the same period of 2022. Unrealized foreign currency losses negatively impacted earnings per share by $0.28.

Third quarter 2023 net income was $265 million, a 20% decrease compared to net income of $330 million in the same period of 2022. Adjusted third quarter 2023 net income was $259 million, a 16% decrease compared to adjusted net income of $307 million for the same period of 2022.

As shown in the attached non-GAAP reconciliation tables, the 2023 third quarter adjusted results exclude a $0.21 per diluted share impact resulting from non-core items, specifically a net gain on the sale of stores, partially offset by acquisition expenses, insurance reserves, contract buyouts, and non-cash unrealized investment loss. The 2022 third quarter adjusted results exclude a $0.84 per diluted share net non-core charge related to a net gain on the sale of stores, partially offset by acquisition expenses and a non-cash unrealized investment loss.

Third Quarter-Over-Quarter Comparisons and 2023 Performance Highlights:

•Revenues increased 13%
•New and used unit growth was 18% and 9%, respectively
•Total vehicle gross profit per unit of $5,218, down $930
•Driveway averaged over 3.25 million monthly unique visitors in the quarter
•Driveway Finance Corporation (DFC) originated $502 million in loans in Q3
•Service, body, and parts revenues increased 18%
•Adjusted SG&A as a percentage of gross profit was 62.7%

“We continued to make steady progress executing our plan in the third quarter. Our omni-channel solution provides a set of affordable and convenient options for our customers. The experience is convenient, affordable and transparent. This also helped drive the growth of our complementary adjacencies,” said Bryan DeBoer, Lithia & Driveway, President and CEO. “Our results highlight our commitment to excellence and consistent expansion, both domestically and internationally. We remain well-financed, continue to diversify and adapt to ever changing market conditions, while delivering on our unique growth strategy.”

For the first nine months of 2023 revenues increased 10% to $23.4 billion, compared to $21.2 billion in 2022.

Net income attributable to LAD for the first nine months of 2023 was $28.54 per diluted share, compared to $35.10 per diluted share in 2022, a decrease of 19%. Adjusted net income attributable to LAD per diluted share for the first nine months of 2023 decreased 19% to $28.61 from $35.30 in the same period of 2022. Foreign currency exchange negatively impacted earnings per share by $0.10.

Corporate Development
During the third quarter, LAD acquired a total of four stores across the United States and United Kingdom, which are expected to generate nearly $290 million in annualized revenues. LAD divested four stores, combined they made approximately $180 million in revenues the past year. Year-to-date, we have acquired over $3.8 billion in annualized revenues. Since announcing the 2025 Plan in July 2020, we have acquired over $17.7 billion in annualized revenues.

Balance Sheet Update
LAD ended the third quarter with approximately $1.4 billion in cash and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $0.4 billion.

Dividend Payment
The Board of Directors approved a dividend of $0.50 per share related to third quarter 2023 financial results. The dividend is expected to be paid on November 17, 2023 to shareholders of record on November 10, 2023.

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter 2023 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter 2023 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is one of the largest global automotive retailers providing a wide array of products and services throughout the vehicle ownership lifecycle. Convenient and hassle-free experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ
https://twitter.com/GreenCarsHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor”provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including achieving our 2025 Plan and related targets

•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions and acquiring additional stores
•Annualized revenues from acquired stores
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of regional or global public health issues, inflation and governmental programs, and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Revenues:
New vehicle retail	$3,885.8	$3,306.9	17.5%	$11,179.5	$9,619.4	16.2%
Used vehicle retail	2,620.2	2,465.8	6.3	7,302.8	7,197.0	1.5
Used vehicle wholesale	316.1	363.2	(13.0)	1,082.4	1,131.5	(4.3)
Finance and insurance	349.4	333.3	4.8	1,005.6	977.0	2.9
Service, body and parts	838.0	712.2	17.7	2,378.8	2,022.6	17.6
Fleet and other	267.5	114.3	134.0	418.9	293.8	42.6
Total revenues	8,277.0	7,295.7	13.5%	23,368.0	21,241.3	10.0%
Cost of sales:
New vehicle retail	3,526.9	2,903.2	21.5	10,099.6	8,403.9	20.2
Used vehicle retail	2,431.2	2,264.5	7.4	6,735.4	6,533.6	3.1
Used vehicle wholesale	322.1	374.8	(14.1)	1,091.9	1,131.5	(3.5)
Service, body and parts	375.2	328.0	14.4	1,077.7	945.9	13.9
Fleet and other	250.3	111.0	125.5	395.2	283.1	39.6
Total cost of sales	6,905.7	5,981.5	15.5	19,399.8	17,298.0	12.2
Gross profit	1,371.3	1,314.2	4.3%	3,968.2	3,943.3	0.6%

Financing operations (loss) income	(4.4)	(4.6)	(4.3)%	(43.8)	3.7	(1,283.8)%

SG&A expense	850.8	754.2	12.8	2,458.1	2,291.3	7.3
Depreciation and amortization	50.8	40.5	25.4	146.4	115.0	27.3
Income from operations	465.3	514.9	(9.6)%	1,319.9	1,540.7	(14.3)%
Floor plan interest expense	(40.2)	(10.7)	275.7	(102.6)	(19.4)	428.9
Other interest expense	(58.5)	(36.3)	61.2	(141.5)	(90.8)	55.8
Other income (expense), net	(5.3)	(12.2)	NM	6.8	(36.6)	NM
Income before income taxes	361.3	455.7	(20.7)%	1,082.6	1,393.9	(22.3)%
Income tax expense	(96.4)	(125.4)	(23.1)	(287.0)	(382.1)	(24.9)
Income tax rate	26.7%	27.5%		26.5%	27.4%
Net income	$264.9	$330.3	(19.8)%	$795.6	$1,011.8	(21.4)%
Net income attributable to non-controlling interests	(2.1)	0.5	(520.0)%	(4.7)	(3.9)	20.5%
Net income attributable to redeemable non-controlling interest	(1.3)	(1.2)	8.3%	(3.6)	(4.5)	(20.0)%
Net income attributable to LAD	$261.5	$329.6	(20.7)%	$787.3	$1,003.4	(21.5)%

Diluted earnings per share attributable to LAD:
Net income per share	$9.46	$11.92	(20.6)%	$28.54	$35.10	(18.7)%

Diluted shares outstanding	27.6	27.6	—%	27.6	28.6	(3.5)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2023	2022	(Decrease)		2023	2022	(Decrease)
Gross margin
New vehicle retail	9.2%	12.2%	(300)	bps	9.7%	12.6%	(290)	bps
Used vehicle retail	7.2	8.2	(100)		7.8	9.2	(140)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	55.2	54.0	120		54.7	53.2	150
Gross profit margin	16.6	18.0	(140)		17.0	18.6	(160)

Unit sales
New vehicle retail	82,188	69,573	18.1%		233,521	203,437	14.8%
Used vehicle retail	88,625	81,173	9.2		247,340	235,930	4.8

Average selling price
New vehicle retail	$47,279	$47,531	(0.5)%		$47,874	$47,284	1.2%
Used vehicle retail	29,565	30,377	(2.7)		29,525	30,505	(3.2)

Average gross profit per unit
New vehicle retail	$4,367	$5,803	(24.7)%		$4,624	$5,975	(22.6)%
Used vehicle retail	2,132	2,479	(14.0)		2,294	2,812	(18.4)
Finance and insurance	2,045	2,211	(7.5)		2,091	2,224	(6.0)
Total vehicle(1)	5,218	6,148	(15.1)		5,497	6,500	(15.4)

Revenue mix
New vehicle retail	46.9%	45.3%			47.8%	45.3%
Used vehicle retail	31.7	33.8			31.3	33.9
Used vehicle wholesale	3.8	5.0			4.6	5.3
Finance and insurance, net	4.2	4.6			4.3	4.6
Service, body and parts	10.1	9.8			10.2	9.5
Fleet and other	3.3	1.5			1.8	1.4

Gross Profit Mix
New vehicle retail	26.2%	30.7%			27.2%	30.8%
Used vehicle retail	13.8	15.3			14.3	16.8
Used vehicle wholesale	(0.4)	(0.9)			(0.2)	—
Finance and insurance, net	25.5	25.4			25.3	24.8
Service, body and parts	33.6	29.2			32.8	27.3
Fleet and other	1.3	0.3			0.6	0.3

	Adjusted		As reported		Adjusted		As reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
Other metrics	2023	2022	2023	2022	2023	2022	2023	2022
SG&A as a % of revenue	10.4%	10.8%	10.3%	10.3%	10.5%	11.0%	10.5%	10.8%
SG&A as a % of gross profit	62.7	60.0	62.0	57.4	61.9	59.1	61.9	58.1
Operating profit as a % of revenue	5.5	6.6	5.6	7.1	5.7	7.1	5.6	7.3
Operating profit as a % of gross profit	33.2	36.6	33.9	39.2	33.3	38.1	33.3	39.1
Pretax margin	4.3	5.8	4.4	6.2	4.6	6.5	4.6	6.6
Net profit margin	3.1	4.2	3.2	4.5	3.4	4.8	3.4	4.8
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended September 30,		%		Nine months ended September 30,		%
			Increase				Increase
	2023	2022	(Decrease)		2023	2022	(Decrease)
Revenues
New vehicle retail	$3,403.7	$3,226.2	5.5%		$9,672.4	$9,370.7	3.2%
Used vehicle retail	2,215.6	2,410.3	(8.1)		6,237.0	7,012.3	(11.1)
Finance and insurance	315.0	325.9	(3.3)		897.0	951.3	(5.7)
Service, body and parts	720.8	691.2	4.3		2,082.7	1,956.9	6.4
Total revenues	7,045.6	7,122.8	(1.1)		20,052.1	20,679.1	(3.0)

Gross profit
New vehicle retail	$306.6	$394.4	(22.3)%		$927.0	$1,185.5	(21.8)%
Used vehicle retail	158.7	195.4	(18.8)		480.4	643.2	(25.3)
Finance and insurance	315.0	325.9	(3.3)		897.0	951.3	(5.7)
Service, body and parts	398.8	374.0	6.6		1,135.3	1,044.5	8.7
Total gross profit	1,176.3	1,281.0	(8.2)		3,438.7	3,834.0	(10.3)

Gross margin
New vehicle retail	9.0%	12.2%	(320)	bps	9.6%	12.7%	(310)	bps
Used vehicle retail	7.2	8.1	(90)		7.7	9.2	(150)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	55.3	54.1	120		54.5	53.4	110
Gross profit margin	16.7	18.0	(130)		17.1	18.5	(140)

Unit sales
New vehicle retail	71,169	67,776	5.0%		199,430	197,812	0.8%
Used vehicle retail	77,434	79,124	(2.1)		216,487	229,183	(5.5)

Average selling price
New vehicle retail	$47,825	$47,601	0.5%		$48,500	$47,372	2.4%
Used vehicle retail	28,613	30,463	(6.1)		28,810	30,597	(5.8)

Average gross profit per unit
New vehicle retail	$4,308	$5,818	(26.0)%		$4,648	$5,993	(22.4)%
Used vehicle retail	2,049	2,469	(17.0)		2,219	2,807	(20.9)
Finance and insurance	2,120	2,218	(4.4)		2,157	2,228	(3.2)
Total vehicle(1)	5,208	6,155	(15.4)		5,516	6,511	(15.3)
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	As of
	September 30,	December 31,	September 30,
	2023	2022	2022
Days Supply(1)
New vehicle inventory	55	47	39
Used vehicle inventory	58	55	65
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Selected Financing Operations Financial Information

	Three months ended September 30,				Nine months ended September 30,
($ in millions)	2023	% (1)	2022	% (1)	2023	% (1)	2022	% (1)
Interest margin:
Interest, fee, and lease income	$72.4	9.3	$32.8	8.0	$190.3	9.3	$82.2	8.3
Interest expense	(42.5)	(5.4)	(13.3)	(3.3)	(125.5)	(6.1)	(23.3)	(2.4)
Total interest margin	$29.9	3.8	$19.5	4.8	$64.8	3.2	$58.9	5.9
Provision expense	$(23.1)	(3.0)	$(14.5)	(3.6)	$(75.0)	(3.7)	$(25.5)	(2.6)
Financing operations income (loss)	$(4.4)	(0.6)	$(4.6)	(1.1)	$(43.8)	(2.1)	$3.7	0.4

Total average managed finance receivables	$3,092.4		$1,616.8		$2,731.0		$1,324.9

Ending funded managed receivables	$2,701.7		$1,501.3		$2,701.7		$1,501.3
% of ending managed receivables	84.3%		82.4%		84.3%		82.4%
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 30, 2023	December 31, 2022
Cash and restricted cash	$256.2	$246.7
Trade receivables, net	999.3	813.1
Inventories, net	4,404.5	3,409.4
Other current assets	158.2	161.7
Total current assets	$5,818.2	$4,630.9

Property and equipment, net	3,947.7	3,574.6
Finance receivables, net	3,102.1	2,187.6
Intangibles	3,873.3	3,316.9
Other non-current assets	1,528.5	1,296.6
Total assets	$18,269.8	$15,006.6

Floor plan notes payable	3,124.6	2,116.6
Other current liabilities	1,250.7	1,061.6
Total current liabilities	$4,375.3	$3,178.2

Long-term debt, less current maturities	5,152.8	5,088.3
Non-recourse notes payable, less current maturities	1,435.9	422.2
Other long-term liabilities and deferred revenue	1,239.0	1,066.8
Total liabilities	$12,203.0	$9,755.5

Equity	6,066.8	5,251.1
Total liabilities & equity	$18,269.8	$15,006.6

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine months ended September 30,
Cash flows from operating activities:	2023	2022
Net income	$795.6	$1,011.8
Adjustments to reconcile net income to net cash used in operating activities	250.2	237.5
Changes in:
Inventories	(498.2)	(852.4)
Finance receivables, net	(907.0)	(946.7)
Floor plan notes payable, net	292.0	101.1
Other operating activities	(109.8)	(68.8)
Net cash used in operating activities	(177.2)	(517.5)
Cash flows from investing activities:
Capital expenditures	(163.7)	(209.8)
Cash paid for acquisitions, net of cash acquired	(1,204.7)	(962.6)
Proceeds from sales of stores	136.1	148.0
Other investing activities	(8.0)	7.1
Net cash used in investing activities	(1,240.3)	(1,017.3)
Cash flows from financing activities:
Net borrowings on floor plan notes payable, non-trade	426.7	429.6
Net borrowings non-recourse notes payable	1,047.7	159.5
Net borrowings (repayments) of other debt and finance lease liabilities	(5.7)	1,675.6
Proceeds from issuance of common stock	23.0	28.1
Repurchase of common stock	(14.5)	(644.4)
Dividends paid	(39.1)	(33.8)
Other financing activity	(11.1)	(14.6)
Net cash provided by financing activities	1,427.0	1,600.0
Effect of exchange rate changes on cash and restricted cash	5.7	(3.3)
Change in cash and restricted cash	15.2	61.9
Cash and restricted cash at beginning of period	271.5	178.4
Cash and restricted cash at end of period	286.7	240.3

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Nine months ended September 30,
Net cash provided by operating activities	2023	2022
As reported	$(177.2)	$(517.5)
Floor plan notes payable, non-trade, net	426.7	429.6
Adjust: finance receivables activity	907.0	946.7
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(110.6)	(72.4)
Adjusted	$1,045.9	$786.4

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended September 30, 2023
	As reported	Net disposal gain on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Contract buyouts	Adjusted
Selling, general and administrative	$850.8	$23.1	$—	$(4.6)	$(4.8)	$(4.2)	$860.3
Operating income	465.3	(23.1)	—	4.6	4.8	4.2	455.8
Other income (expense), net	(5.3)	—	0.7	—	—	—	(4.6)

Income before income taxes	361.3	(23.1)	0.7	4.6	4.8	4.2	352.5
Income tax (provision) benefit	(96.4)	6.1	—	(1.2)	(0.8)	(1.1)	(93.4)
Net income	$264.9	$(17.0)	$0.7	$3.4	$4.0	$3.1	$259.1
Net income attributable to non-controlling interests	(2.1)	—	—	—	—	—	(2.1)
Net income attributable to redeemable non-controlling interest	(1.3)	—	—	—	—	—	(1.3)
Net income attributable to LAD	$261.5	$(17.0)	$0.7	$3.4	$4.0	$3.1	$255.7

Diluted earnings per share attributable to LAD	$9.46	$(0.62)	$0.03	$0.12	$0.15	$0.11	$9.25
Diluted share count	27.6

	Three Months Ended September 30, 2022
	As reported	Net disposal gain on sale of stores	Investment gain	Acquisition expenses	Adjusted
Selling, general and administrative	$754.2	$36.5	$—	$(2.0)	$788.7
Operating income	514.9	(36.5)	—	2.0	480.4
Other income (expense), net	(12.2)	—	(0.3)	—	(12.5)

Income before income taxes	455.7	(36.5)	(0.3)	2.0	420.9
Income tax (provision) benefit	(125.4)	9.8	—	1.9	(113.7)
Net income	$330.3	$(26.7)	$(0.3)	$3.9	$307.2
Net income attributable to non-controlling interests	$0.5	$—	$—	$—	$0.5
Net income attributable to redeemable non-controlling interest	$(1.2)	$—	$—	$—	$(1.2)
Net income attributable to LAD	$329.6	$(26.7)	$(0.3)	$3.9	$306.5

Diluted earnings per share attributable to LAD	$11.92	$(0.97)	$(0.01)	$0.14	$11.08
Diluted share count	27.6

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Nine Months Ended September 30, 2023
	As reported	Net disposal gain on sale of stores	Investment gain	Insurance reserves	Acquisition expenses	Contract buyouts	Adjusted
Selling, general and administrative	$2,458.1	$31.4	$—	$(7.1)	$(10.5)	$(14.4)	$2,457.5
Operating income	1,319.9	(31.4)	—	7.1	10.5	14.4	1,320.5
Other income (expense), net	6.8	—	(0.2)	—	—	—	6.6

Income before income taxes	1,082.6	(31.4)	(0.2)	7.1	10.5	14.4	1,083.0
Income tax (provision) benefit	(287.0)	8.5	—	(1.9)	(1.5)	(3.9)	(285.8)
Net income	$795.6	$(22.9)	$(0.2)	$5.2	$9.0	$10.5	$797.2
Net income attributable to non-controlling interests	(4.7)	—	—	—	—	—	(4.7)
Net income attributable to redeemable non-controlling interest	(3.6)	—	—	—	—	—	(3.6)
Net income attributable to LAD	$787.3	$(22.9)	$(0.2)	$5.2	$9.0	$10.5	$788.9

Diluted earnings per share attributable to LAD	$28.54	$(0.83)	$—	$0.19	$0.33	$0.38	$28.61
Diluted share count	27.6

	Nine Months Ended September 30, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Acquisition expenses	Adjusted
Selling, general and administrative	$2,291.3	$49.6	$—	$(10.1)	$2,330.8
Operating income	1,540.7	(49.6)	—	10.1	1,501.2
Other income (expense), net	(36.6)	—	32.6	—	(4.0)

Income before income taxes	1,393.9	(49.6)	32.6	10.1	1,387.0
Income tax (provision) benefit	(382.1)	13.2	—	(0.5)	(369.4)
Net income	$1,011.8	$(36.4)	$32.6	$9.6	$1,017.6
Net income attributable to non-controlling interests	(3.9)	—	—	—	(3.9)
Net income attributable to redeemable non-controlling interest	(4.5)	—	—	—	(4.5)
Net income attributable to LAD	$1,003.4	$(36.4)	$32.6	$9.6	$1,009.2

Diluted earnings per share attributable to LAD	$35.10	$(1.27)	$1.14	$0.33	$35.30
Diluted share count	28.6

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended September 30,		%	Nine months ended September 30,		%
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$264.9	$330.3	(19.8)%	$795.6	$1,011.8	(21.4)%
Flooring interest expense	40.2	10.7	275.7	102.6	19.4	428.9
Other interest expense	58.5	36.3	61.2	141.5	90.8	55.8
Financing operations interest expense	42.5	13.3	219.5	125.5	23.3	438.6
Income tax expense	96.4	125.4	(23.1)	287.0	382.1	(24.9)
Depreciation and amortization	50.8	40.5	25.4	146.4	115.0	27.3
Financing operations depreciation expense	2.0	1.5	33.3%	6.3	7.1	(11.3)%
EBITDA	$555.3	$558.0	(0.5)%	$1,604.9	$1,649.5	(2.7)%

Other adjustments:
Less: flooring interest expense	$(40.2)	$(10.7)	275.7	$(102.6)	$(19.4)	428.9
Less: financing operations interest expense	(42.5)	(13.3)	219.5	(125.5)	(23.3)	438.6
Less: used vehicle line of credit interest	(6.4)	(2.6)	146.2	(11.2)	(4.8)	133.3
Add: acquisition expenses	4.8	2.0	140.0	10.5	10.1	4.0
Less: gain on divestitures	(23.1)	(36.5)	NM	(31.4)	(49.6)	NM
Add: investment loss (gain)	0.7	(0.3)	NM	(0.2)	32.6	NM
Add: insurance reserves	4.6	—	NM	7.1	—	NM
Add: contract buyouts	4.2	—	NM	14.4	—	NM
Adjusted EBITDA	$457.4	$496.6	(7.9)%	$1,366.0	$1,595.1	(14.4)%
NM - not meaningful

	As of				%
	September 30,				Increase
Net Debt to Adjusted EBITDA	2023		2022		(Decrease)
Floor plan notes payable: non-trade	$1,863.4		$1,208.1		54.2%
Floor plan notes payable	1,261.2		454.8		177.3
Used and service loaner vehicle inventory financing facility	860.2		1,061.8		(19.0)
Revolving lines of credit	1,281.4		1,046.0		22.5
Warehouse facilities	585.0		350.0		67.1
Non-recourse notes payable	1,469.9		477.0		208.2
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Finance leases and other debt	746.8		677.7		10.2
Unamortized debt issuance costs	(33.4)		(26.8)		24.6
Total debt	$9,784.5		$6,998.6		39.8%

Less: Floor plan related debt	$(3,984.8)		$(2,724.7)		46.2%
Less: Financing operations related debt	(2,054.9)		(827.0)		148.5
Less: Unrestricted cash	(146.9)		(172.7)		(14.9)
Less: Availability on used vehicle and service loaner financing facilities	(66.8)		(42.5)		57.2
Net Debt	$3,531.1		$3,231.7		9.3%

TTM Adjusted EBITDA	$1,786.5		$2,131.2		(16.2)%

Net debt to Adjusted EBITDA	1.98	x	1.52	x
NM - not meaningful